Exhibit 23.1
CONSENT OF INDEPENDENT VALUATION ADVISOR

We hereby consent to (1) the reference to our name (including under the heading “Experts”) and the description of our role in the amended Registration Statement on Form S-11 (commission File No. 333-288734) of Cohen & Steers Income Opportunities REIT, Inc. (the “Company”), the Prospectus included therein (the “Prospectus”), and in any future amendments or supplements thereto, under the headings “Net Asset Value Calculation and Valuation Guidelines — Our Independent Valuation Advisor” and “Net Asset Value Calculation and Valuation Guidelines —Valuation of Investments” (2) the inclusion of our estimated value of the Company’s investments in real estate as of July 31, 2026 (presented in the line item “Investments in real estate”) in the Supplement to the Prospectus to be filed on the date hereof and in any future amendments or supplements to the Prospectus.

/s/ SitusAMC Real Estate Valuation Services, LLC
SitusAMC Real Estate Valuation Services, LLC
West Des Moines, Iowa
August 12, 2026